                                                                    EXHIBIT 10.6



                              CREDIT CONNECTION(R)
                                LENDER AGREEMENT




This CREDIT CONNECTION(R) LENDER AGREEMENT is made as of the ____ day of _______, 1996 (the "Effective Date") by and between CREDIT CONNECTION, L.L.C. ("CREDIT CONNECTION"), with its principal place of business at 5950 Symphony Woods Road, Columbia, MD 21044, and ABC Bank ("ABC"), with its principal place of business at _______________________________________________________.



                             Explanatory Statement


CREDIT CONNECTION operates under the service mark "Credit Connection(R)"1 an automated service which, in order to facilitate the credit approval process for consumer loans, electronically assembles and transmits credit applications between various parties, including automobile dealers, merchants, and banks and lenders. The parties have agreed that ABC will subscribe to the Credit Connection service. This AGREEMENT sets forth the terms and conditions of ABC's subscription.



                                   Agreements


IN CONSIDERATION OF the mutual covenants and agreements set forth herein, CREDIT CONNECTION and ABC, intending to be legally bound, agree as follows:

1. Definitions. As used in this AGREEMENT, the following capitalized terms have the indicated meanings, unless the context in which a term is used requires a different meaning.

    a. "ACCEPTANCE DATE" means the date upon which the ABC SYSTEM is first capable of interfacing with the SERVICE to receive credit application data from a CREDIT CONNECTION DEALER, and to transmit a notice of acceptance or rejection back to such CREDIT CONNECTION DEALER.

    b. "AGREEMENT" means this CREDIT CONNECTION(R) LENDER AGREEMENT, as it may from time to time be amended or modified by the parties or in accordance with its terms, all addenda hereto executed by both parties, and all exhibits attached hereto, as they may from time to time be modified.

    c. "ABC AFFILIATE" means any person or entity (i) that owns, directly or indirectly, through one or more affiliates, at least a majority of the voting capital stock of ABC, or (ii) at least a majority of whose voting capital stock is owned, directlyor indirectly, through one or more affiliates, by ABC, or
(iii) at least a majority of whose voting capital stock is owned directly or indirectly, through one or more affiliates, by another person or entity that at such time also owns, directly or indirectly, through one or more affiliates, at least a majority of the voting capital stock of ABC. For the purpose of establishing the rights and obligations of ABC AFFILIATES under this Agreement, a person or entity shall be considered an ABC AFFILIATE only so long as it continues to satisfy the criteria for an ABC AFFILIATE established in this
Section 1(c).

    d. "ABC COMPUTER(S)" means the computer(s) on which ABC or ABC AFFILIATES maintain their automatic credit application processing functions with which the SERVICE is to interface.

    e. "ABC SOFTWARE" means any and all of ABC's, and any ABC AFFILIATES', credit underwriting software package(s) (whether internally developed, or licensed, by ABC or an ABC AFFILIATE) for which an INTERFACE(s) with the SERVICE is established and maintained.




--------------------
(1)  Patent Pending.

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    f.  "ABC SYSTEM" means, collectively, the INTERFACE, the ABC SOFTWARE, the
ABC COMPUTER(S), and all operating or system software installed on the ABC COMPUTER(S).

    g. "CREDIT CONNECTION DEALER" means an automobile dealer or other merchant who is a subscriber to the SERVICE.

    h. "DATA" means (i) credit application data encompassing the information set forth on the credit application form(s) utilized by the SERVICE, (ii) notices of the acceptance or rejection of such credit applications, all as posted in electronic form on the SERVICE by ABC (or any ABC AFFILIATE) or any CREDIT CONNECTION DEALER, and (iii) any third party data (e.g., value guide information) which may be accessed or requested by means of the SERVICE. CREDIT CONNECTION may in its sole discretion, from time to time and with prior written notice, add additional data fields to, or as appropriate delete certain data fields from, the SERVICE. Data entered on the SERVICE in such additional fields shall be included in the term "DATA."

    i. "DOCUMENTATION" means the system and user documentation for the SERVICE provided by CREDIT CONNECTION to LENDER SUBSCRIBERS generally, as modified by CREDIT CONNECTION from time to time.

    j. "EFFECTIVE DATE" means the date first set forth above when this AGREEMENT becomes legally binding upon the parties.

    j. "INTERFACE" means all software code developed by or under the direction of ABC based on the INTERFACE REQUIREMENTS DOCUMENT, and installed on the ABC COMPUTER(S), to permit the electronic transfer of DATA between CREDIT CONNECTION's computer(s) and the ABC COMPUTER(S) in a format that permits the DATA to be (i) uploaded from the SERVICE into the ABC SYSTEM for processing, and (ii) downloaded from the ABC SYSTEM back to the SERVICE upon completion of such processing.

    l. "INTERFACE EQUIPMENT" means all equipment (including without limitation hardware, software and telecommunications devices) used by ABC and the ABC AFFILIATES to establish the capability for ABC COMPUTER(S), by means of the SERVICE, to receive DATA from and send DATA to CREDIT CONNECTION's computer(s).

    m. "INTERFACE REQUIREMENTS DOCUMENT" means the document (as revised from time to time) provided by CREDIT CONNECTION to ABC describing the technical requirements which the INTERFACE must meet in order to allow ABC and ABC AFFILIATES to utilize the SERVICE.

    n. "LENDER" means any bank or other financial institution which is in the business of funding credit applications submitted by customers of automobile dealers or other merchants, and therefore either is, or is a candidate to become, a LENDER SUBSCRIBER.

    o. "LENDER SUBSCRIBER" means any LENDER who is a subscriber to the SERVICE, including without limitation ABC.

    p. "MARK" means the service mark under which the SERVICE is operated by CREDIT CONNECTION. CREDIT CONNECTION may from time to time adopt a new service mark(s) under which the SERVICE is operated, and thereafter the term "MARK" shall be expanded to include the new service mark(s).

    q. "SERVICE" means the Credit Connection(R) automated electronic credit application assembly and transfer service described and provided for in this AGREEMENT plus, as the context permits, all equipment, computer programs, patents, trade secrets, designs, documentation, manuals and specifications thereof or incorporated therein, exclusive of the ABC SYSTEM.





CREDIT CONNECTION (10/3/96)                                                   2
                         CONFIDENTIAL AND PROPRIETARY

2.  Subscription to and On-Going Operation of the SERVICE.

    a. ABC hereby subscribes to the SERVICE, and CREDIT CONNECTION agrees to provide the SERVICE to ABC and ABC AFFILIATES, for the term of this AGREEMENT. The SERVICE shall commence upon the ACCEPTANCE DATE.

    b. CREDIT CONNECTION shall operate the SERVICE so that it performs in all material respects in accordance with the DOCUMENTATION. CREDIT CONNECTION shall not be responsible for operational problems affecting use of the SERVICE to the extent such problems result from the performance or non-performance of ABC or any third parties. The foregoing notwithstanding, CREDIT CONNECTION shall exercise all reasonable efforts to cooperate and work with ABC and/or such third parties in order to correct promptly any circumstances causing such problems.

    c. CREDIT CONNECTION shall be responsible for supporting ABC's and ABC AFFILIATES' use of the SERVICE in accordance with the LENDER Support Document attached hereto as Exhibit A, as may be revised with prior written notice from time to time by CREDIT CONNECTION. ABC shall be responsible for submitting all support requests in accordance with the procedures set forth in the LENDER Support Document. ABC shall be responsible for paying CREDIT CONNECTION for all support requested when such support is not offered as a non-chargeable component of the SERVICE (as identified in the LENDER Support Document).

    d. Throughout the term of this AGREEMENT, ABC shall maintain the INTERFACE in accordance with the INTERFACE REQUIREMENTS DOCUMENT and any further INTERFACE specifications which may be provided or approved by CREDIT CONNECTION from time to time. Further, any changes to the ABC SYSTEM authorized or otherwise made by ABC shall be performed in a reasonably prudent manner so as to avoid or minimize any disruption to the operation of the SERVICE. ABC acknowledges that CREDIT CONNECTION shall have no responsibility for any failures of the SERVICE caused in whole or in part by any failure to maintain the INTERFACE and/or to perform changes to the ABC SYSTEM in accordance with the terms of this Section 2(d).

    e. Throughout the term of this AGREEMENT, ABC (and, as applicable, ABC AFFILIATES) shall be responsible for maintaining the INTERFACE EQUIPMENT configuration in accordance with the applicable maintenance standards of the equipment manufacturer, so as to not adversely impact the performance of the SERVICE.

    f. The parties agree to use all reasonable efforts to finalize and agree upon an ABC CREDIT CONNECTION(R) Marketing Plan within sixty (60) days after EFFECTIVE DATE. The Marketing Plan shall describe the respective efforts of the parties to encourage dealers with which ABC ordinarily conducts credit underwriting activities to join the SERVICE as subscribers. ABC acknowledges that the Application Transmission Credit program provided for in Exhibit B is granted in consideration of ABC's substantial contributions to enrolling dealers as subscribers and to providing initial and ongoing training and other support to such dealers throughout the terms of their subscriptionsto the SERVICE. Following approval of the ABC CREDIT CONNECTION(R) Marketing Plan by CREDIT CONNECTION and ABC, the parties agree to use all reasonable efforts to conduct their marketing activities relating to the SERVICE and ABC's subscription thereto consistent with the ABC CREDIT CONNECTION(R) Marketing Plan.

3.  License.

    a. In accordance with the terms of this AGREEMENT and for the term hereof, CREDIT CONNECTION grants ABC a non-exclusive and non-transferable license to use the SERVICE for its own internal business purposes (and those of ABC AFFILIATES), and to permit its employees and agents (and employees and agents of ABC AFFILIATES) to interact with the SERVICE through remote computer terminals solely for ABC's internal business purposes (and those of ABC AFFILIATES). Use of the SERVICE for the internal business purposes of ABC and ABC AFFILIATES means that the SERVICE may be used to support credit applications to be evaluated for funding by ABC or ABC AFFILIATES, but not by any third party. ABC has no right to make any changes or modifications to the SERVICE except as directed by CREDIT CONNECTION.





CREDIT CONNECTION (10/3/96)                                                   3
                         CONFIDENTIAL AND PROPRIETARY

    b. In accordance with the terms of this AGREEMENT and for the term hereof, CREDIT CONNECTION grants ABC and ABC AFFILIATES a non-exclusive and non-transferable license to use the MARK for the sole purpose of identifying that it/they are licensed to use the SERVICE. The MARK, which is a registered trademark, is the following:


                              CREDIT CONNECTION(R)


Due to certain restrictions regarding CREDIT CONNECTION's rights to the trademark "Credit Connection," ABC acknowledges that CREDIT CONNECTION DEALERS may not use the mark or the words "Credit Connection" in advertising or other media regarding the availability of the SERVICE in any of the following states:
Iowa, Illinois, Wisconsin or Missouri. CREDIT CONNECTION retains all rights to the MARK not specifically granted to ABC under this AGREEMENT. ABC has no right to make any changes or modifications to the MARK except as directed by CREDIT CONNECTION.

    c. CREDIT CONNECTION may from time to time by thirty (30) days prior written notice to ABC impose regulations upon the use of the MARK, provided that the regulations are applicable to LENDER SUBSCRIBERS generally. ABC shall comply with all such regulations on the use of the MARK. ABC shall not adopt or use any trade name, trademark, service mark or other name or identification for the SERVICE other than the MARK, without the prior written consent of CREDIT CONNECTION.

    d. CREDIT CONNECTION retains all rights to the SERVICE and the MARK not specifically granted to ABC under this AGREEMENT. All revisions, modifications and derivative works to the SERVICE developed by CREDIT CONNECTION or any other party, including all updates, enhancements or modifications to the SERVICE, will be the sole and exclusive property of CREDIT CONNECTION and will be subject to all of the use and nondisclosure restrictions which apply to the SERVICE under this AGREEMENT.

    e. If and to the extent that CREDIT CONNECTION incorporates the software of any third party in the SERVICE, and use of such third party software is not subject to the terms of a license agreement directly between ABC (and any ABC AFFILIATE, if applicable) and the third party licensor, the license of ABC and all ABC AFFILIATES to such third party software shall be defined and limited by the license to the SERVICE granted by CREDIT CONNECTION under this AGREEMENT. ABC specifically acknowledges that the licensors of such third party software and any data contained therein shall retain all ownership rights thereto, and ABC agrees that it shall not decompile, disassemble or reverse engineer such third party software for the purpose of revealing the proprietary information contained therein, or otherwise use such third party software to develop functionally similar computer software, or modify, alter or delete any of the copyright notices embedded in or affixed thereto, or permit any ABC AFFILIATE to do any of the foregoing.

    f. ABC acknowledges that the right or ability of CREDIT CONNECTION to license other LENDERS to use the SERVICE or MARK is not restricted in any manner by this AGREEMENT, and that it is CREDIT CONNECTION's intention to license a number of other LENDERS, in addition to automobile dealers and other merchants, to use the SERVICE and MARK under separate agreement. ABC also agrees that CREDIT CONNECTION shall be free to transmit credit applications from any CREDIT CONNECTION DEALERS, at the CREDIT CONNECTION DEALERS' request, to other LENDER SUBSCRIBERS and non-subscribing LENDERS. ABC acknowledges that CREDIT CONNECTION is free to terminate its agreement with any CREDIT CONNECTION DEALER in accordance with the terms of that agreement and CREDIT CONNECTION's judgment on whether to invoke such terms. CREDIT CONNECTION shall have no liability to ABC for any such action.

4.  Connection of ABC SYSTEM to the SERVICE.

    a. In the event that any components of the ABC SYSTEM require installation by CREDIT CONNECTION (or its third party contractors) of computer equipment at an ABC or ABC AFFILIATE site, ABC shall be responsible for the following:

    i. ABC will arrange access for CREDIT CONNECTION or CREDIT CONNECTION's contractors to the location(s) of the ABC
           COMPUTER(S) on an as needed basis.





CREDIT CONNECTION (10/3/96)                                                   4
                         CONFIDENTIAL AND PROPRIETARY

    ii. ABC will pay any charges, including, but not limited to, reasonable travel and related expenses, associated with access to the location(s) of the ABC COMPUTER(S) by CREDIT CONNECTION or CREDIT CONNECTION's contractors.

    iii. ABC will reimburse CREDIT CONNECTION for (i) the time of CREDIT CONNECTION's or its contractors' personnel (at CREDIT CONNECTION's, or its contractors', respective then current standard time and materials rates unless otherwise agreed in advance), and (ii) actual expenses, if the services intended to be performed by such personnel, and agreed upon by the parties, are delayed due to delays by ABC in arranging or allowing access by such personnel to (1) the location(s) of the ABC COMPUTER(S) or (2) such information as may reasonably be required to perform the services.

    b. In the event that ABC shall at any time change the configuration of the ABC SYSTEM in a manner which interrupts (i) the transfer of DATA between CREDIT CONNECTION's computer(s) and the ABC COMPUTER(S), and/or (ii) the processing of DATA by the ABC SOFTWARE, ABC shall be responsible, at its expense, for implementing such changes to the ABC SYSTEM as may be appropriate to remedy such interruption. Except as expressly provided in a change order executed by the parties, CREDIT CONNECTION shall not be responsible for any interruption in ABC's use of the SERVICE caused by such change(s) to the ABC SYSTEM configuration or any components thereof.

    c. In the event that CREDIT CONNECTION at any time makes any generally released change to the programs supporting the SERVICE on CREDIT CONNECTION's computer(s), and such change makes an alteration to the INTERFACE necessary or advisable, CREDIT CONNECTION shall give ABC at least ninety (90) days prior written notice of the change. ABC shall be responsible, at its expense, for securing any alteration to the INTERFACE made necessary or advisable by such change, and CREDIT CONNECTION shall exercise all reasonable efforts to assist ABC in this regard. CREDIT CONNECTION shall not be responsible for any interruption in ABC's or any ABC AFFILIATE's use of the SERVICE caused by such change(s), provided that such change(s) have not been made by CREDIT CONNECTION until at least ninety (90) days have elapsed after CREDIT CONNECTION's notice to ABC of its intent to make the change(s).

    d. ABC shall be responsible for training its operators in the operation of the ABC COMPUTER(S) hardware or operating software.

    e. CREDIT CONNECTION may suspend the electronic connection between the ABC COMPUTER(S) and CREDIT CONNECTION's computer(s) at any time that such connection for any reason is materially degrading the performance of CREDIT CONNECTION's computer(s) or the SERVICE. In the event that a suspension of the electronic connection between the ABC COMPUTER(S) and CREDIT CONNECTION's computer(s) should become necessary, the parties agree to cooperate in good faith to resolve any problems as quickly as reasonably possible so that the electronic connection can be re-established with minimal delay.

5. Access Security; Unauthorized Use. Access to the SERVICE will be restricted to persons logging in with the proper user identification code/password. ABC will be responsible for limiting access to its user identification code(s)/password(s) to authorized personnel and for the charges due to CREDIT CONNECTION with respect to all use of the SERVICE under its user identification code(s)/password(s), including the misuse or unauthorized use thereof. ABC agrees to hold CREDIT CONNECTION harmless from, and indemnify it against, all claims, causes of action, losses, liabilities or expenses (including attorneys' fees) arising in connection with any misuse or unauthorized use of ABC's user identification code(s)/password(s).

6.  Term of AGREEMENT; Termination.

    a. The term of this AGREEMENT shall begin on the Effective Date, and shall continue for a period of five (5) years (the "Initial Term") unless sooner terminated as provided below. Upon expiration of the Initial Term, and thereafter each Renewal Term (as defined below), this AGREEMENT shall renew for additional two (2) year terms





CREDIT CONNECTION (10/3/96)                                                    5
                         CONFIDENTIAL AND PROPRIETARY

("Renewal Term(s)") unless terminated by either party by notice of termination given not less than one hundred and eighty (180) days prior to the expiration of the then current term.

    b. Either party may terminate this AGREEMENT for cause at any time if the other party fails to cure a breach of any term of this AGREEMENT within thirty
(30) days after notice of the breach is given, or, with respect to those breaches which cannot reasonably be cured within thirty (30) days, if the breaching party fails within thirty (30) days to commence curing the breach and thereafter to proceed with all due diligence substantially to cure the same. Notwithstanding the foregoing, CREDIT CONNECTION may terminate this AGREEMENT, after giving ABC notice of non-payment and an opportunity to cure, at any time that a payment due from ABC is more than forty-five (45) days past due.

7.  Payments and Payment Terms.

    a. ABC agrees to pay CREDIT CONNECTION when due the fees and charges on the Schedule of Fees and Charges set forth in Exhibit B attached hereto. Unless otherwise specified, all fees and charges shall be due and payable thirty (30) days after receipt of invoice.

    b. No more than once every twelve (12) months CREDIT CONNECTION may, upon at least thirty (30) days prior notice to ABC, modify any of the charges provided in the Schedule of Fees and Charges, provided that the modified charges conform to the standard charges then quoted by CREDIT CONNECTION to potential LENDER SUBSCRIBERS and charged by CREDIT CONNECTION to its existing LENDER SUBSCRIBERS generally, subject to volume usage discounts. Further, CREDIT CONNECTION reserves the right to increase its prices annually based on increases in the Consumer Price Index.

    c. Late payments will bear interest at the lesser rate of one and one-half percent (1 1/2%) per month or the maximum rate permitted by law on any unpaid amount due CREDIT CONNECTION under this AGREEMENT for each month (or fraction thereof) that such amount remains unpaid.

8.  Warranties by CREDIT CONNECTION.

    a.  CREDIT CONNECTION warrants to ABC that:

      i. CREDIT CONNECTION is the owner of the SERVICE or otherwise has obtained the right to grant to ABC and ABC AFFILIATES the license specified in this AGREEMENT to use the SERVICE and the MARK.

      ii. Throughout the term of this AGREEMENT, subject to maintenance and periods of shutdown caused by equipment failure, software failure, power failure or causes beyond CREDIT CONNECTION's control, the SERVICE will operate substantially as provided in the DOCUMENTATION.

      iii. Services performed by CREDIT CONNECTION pursuant to this AGREEMENT will be of a professional and workmanlike manner in accordance with the standards set forth in this AGREEMENT or, in the absence thereof, at a minimum in accordance with industry standards and practices.

      iv. The SERVICE shall operate without any adverse impact due to date related processing associated with the year 2000. This warranty does not include operational or other problems which may result from the SERVICE interfacing with any third party system that cannot operate without any adverse impact due to date related processing associated with the year 2000.

    b.  THE WARRANTIES SET FORTH IN THIS SECTION 8 ARE LIMITED WARRANTIES
AND ARE THE ONLY WARRANTIES MADE BY CREDIT CONNECTION. SUCH WARRANTIES ARE IN LIEU OF, AND CREDIT CONNECTION EXPRESSLY HEREBY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, REGARDING THE SERVICE OR THE MARK INCLUDING, BUT NOT





CREDIT CONNECTION (10/3/96)                                                   6
                         CONFIDENTIAL AND PROPRIETARY

LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.  Infringement Claims of Third Parties.

    a. At its own expense, CREDIT CONNECTION will defend ABC against any claim by any third party alleging that the SERVICE or use of the MARK in accordance with Section 3(b) above infringes a patent or copyright in the United States, and CREDIT CONNECTION will pay all costs, damages and attorneys' fees finally awarded to any such third party in any infringement action or negotiated by CREDIT CONNECTION in settlement; provided that ABC provides prompt written notice to CREDIT CONNECTION of such claim (if ABC has knowledge), and allows CREDIT CONNECTION sole control of, and fully cooperates with CREDIT CONNECTION in, the defense of such claims and all related negotiations.

    b. CREDIT CONNECTION's obligations under this Section 9 are conditional upon ABC's agreement that if the SERVICE and/or the MARK are, or in CREDIT CONNECTION's opinion are likely to become, subject to a claim of infringement, CREDIT CONNECTION, at its option and expense, may either (i) procure for ABC and the ABC AFFILIATES the right to continue using the SERVICE and/or the MARK; or (ii) modify the SERVICE and/or the MARK to make it/them non-infringing in a manner that does not materially impair its/their functionality. If neither of these two options is reasonably available to CREDIT CONNECTION, then CREDIT CONNECTION may terminate this AGREEMENT by notice to ABC.

    c. CREDIT CONNECTION will have no obligation with respect to any actual or threatened infringement claim based in whole or in part upon (i) the ABC System, or (ii) any enhancements, upgrades or modifications to the SERVICE and/or the MARK made by ABC, any ABC AFFILIATE, or any party that ABC authorizes or directs to make an enhancement, upgrade or modification, or (iii) ABC's (or any ABC AFFILIATE's) failure to use all enhancements, updates, upgrades, or modifications to the SERVICE and/or the MARK offered by CREDIT CONNECTION, or (iv) ABC's (or any ABC AFFILIATE's) failure to use the SERVICE and/or the MARK in accordance with this AGREEMENT or the DOCUMENTATION, or (v) ABC's (or any ABC AFFILIATE's) combination, operation, or use of the SERVICE and/or the INTERFACE with software or systems created by parties other than CREDIT CONNECTION. ABC shall indemnify and hold CREDIT CONNECTION harmless from any damages, losses or costs associated with such claims. Further, CREDIT CONNECTION will have no obligation with respect to any actual or threatened infringement claim, to the extent such claim is based on third party services or products provided to ABC (or any ABC AFFILIATE's) as part of the SERVICE, except to pass through to ABC any infringement indemnification related obligations of such third party to LENDER SUBSCRIBERS which have been established by contract between CREDIT CONNECTION and such third party.

    d. This Section 9 states CREDIT CONNECTION's entire obligation to ABC with respect to actual or threatened third-party infringement claims.

10. Warranties by ABC.

    a. ABC warrants to CREDIT CONNECTION that its execution, delivery and performance of this AGREEMENT do not violate the terms of any law, regulation, court order or material agreement to which ABC or any ABC AFFILIATE which may use the SERVICE or MARK is subject. ABC also warrants that ABC and all ABC AFFILIATES shall comply with applicable laws, statutes, regulations and ordinances related to this AGREEMENT and its subject matter. ABC acknowledges and agrees that, to the extent ABC or any ABC AFFILIATE does not maintain in good standing its contractual relationship(s) with any third party where such relationship(s) is a prerequisite for CREDIT CONNECTION to meet its obligations hereunder, CREDIT CONNECTION shall be excused from such obligations.

    b. With respect to its/their rights, obligations and performance in connection with this AGREEMENT, ABC, and the ABC AFFILIATES, shall not infringe, misappropriate, or violate any third party copyrights, patent, contractual, or other proprietary rights.





CREDIT CONNECTION (10/3/96)                                                    7
                         CONFIDENTIAL AND PROPRIETARY

11. Protection of Proprietary Rights.

    a. ABC acknowledges that the SERVICE, DOCUMENTATION, INTERFACE REQUIREMENTS DOCUMENT and the MARK are valuable confidential and/or proprietary rights, trade secrets and property belonging to CREDIT CONNECTION or to third parties who have granted CREDIT CONNECTION the right to distribute such property, and that title to the SERVICE, DOCUMENTATION, INTERFACE REQUIREMENTS DOCUMENT, and the MARK remains in CREDIT CONNECTION or such third parties. Additionally, ABC acknowledges that by receiving access to the SERVICE and the limited right to use the MARK, ABC is entering into a relationship of trust and confidence with CREDIT CONNECTION pursuant to which ABC agrees to take such steps, consistent with the same steps which ABC takes to protect its own highly confidential and proprietary information and systems, as are necessary to preserve the confidential and/or proprietary nature of the SERVICE, DOCUMENTATION, INTERFACE REQUIREMENTS DOCUMENT, and the MARK.

    b. ABC and the ABC AFFILIATES will use the SERVICE, and will use, copy and disclose the DOCUMENTATION and the MARK, only as permitted under this AGREEMENT. Further, ABC and the ABC AFFILIATES will grant access to the SERVICE and the DOCUMENTATION to employees or agents of ABC and the ABC AFFILIATES only on a "need to know" basis, and will ensure that any persons or entities receiving such access are obligated to protect the SERVICE and the DOCUMENTATION in a manner consistent with the terms of this AGREEMENT. Except as expressly permitted herein, ABC agrees that neither it nor any ABC AFFILIATES will, at any time, without written permission of CREDIT CONNECTION,
(i) copy, duplicate or permit any other person, corporation or entity to copy or duplicate the SERVICE or any part thereof; (ii) create, attempt to create, or permit others to create or attempt to create the source program and/or object program associated with any software component of the SERVICE; or (iii) decompile, disassemble or reverse engineer any software component of the SERVICE for the purpose of revealing the proprietary information contained therein or otherwise use the SERVICE to develop functionally similar computer software or services, or modify, alter or delete any of the copyright notices embedded in or affixed to the copies of any components of the SERVICE, or permit any third party to do any of the foregoing.

    c. ABC will notify CREDIT CONNECTION promptly of any violation of CREDIT CONNECTION's proprietary rights in the SERVICE, DOCUMENTATION or MARK of which ABC becomes aware when such violation is related to the rights granted to or the obligations incurred by ABC hereunder, and will assist CREDIT CONNECTION as reasonably necessary to remedy the violation. In such case, ABC agrees at CREDIT CONNECTION's request (and, if not occasioned by ABC's or any ABC AFFILIATE's breach of this AGREEMENT, at CREDIT CONNECTION's expense) to institute legal proceedings and/or join in any lawsuit or other action by CREDIT CONNECTION against any such third party to enforce these provisions, to cooperate fully with CREDIT CONNECTION in such litigation, and, unless CREDIT CONNECTION has requested ABC to institute such suit or action, to permit CREDIT CONNECTION to assume exclusive control of all aspects of such suit or action.

    d. ABC shall ensure the compliance by ABC AFFILIATES with the provisions of this Section 11.

12. Non-Disclosure of Confidential Information.

    a. During the term of this AGREEMENT, ABC and CREDIT CONNECTION may have access to confidential and/or proprietary information regarding the other party or the other party's affiliates (including without limitation ABC AFFILIATES and CMSI or third party contractors or suppliers). Both parties agree during the term of this AGREEMENT and at all times thereafter (i) to maintain in confidence all such information acquired from the other party (including their affiliates and their third party contractors or suppliers),
(ii) not to disclose any such information to anyone except the disclosing party's employees authorized to receive it and third parties to whom such disclosure is specifically authorized in writing by the other party, and (iii) not to use the other party's confidential and/or proprietary information for any purpose other than that for which it is disclosed.

    b. Information considered confidential and/or proprietary shall include, without limitation, (i) matters of a technical nature such as trade secret processes or devices, data formulas, inventions and specifications, (ii) matters of a business nature such as information about costs, profits, pricing policies, employees, product plans and marketing plans





CREDIT CONNECTION (10/3/96)                                                    8
                         CONFIDENTIAL AND PROPRIETARY
or strategies, (iii) other information of a similar nature not generally disclosed to the public, (iv) information containing confidential and/or proprietary notices, and (v) confidential and/or proprietary information of third parties disclosed to a party under a non-disclosure agreement and appropriately identified as confidential and/or proprietary.

    c. The foregoing shall not prevent a party from using or disclosing information that has been disclosed by or otherwise is claimed as belonging to the other party if such information is (i) already known by the recipient party without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party, (iii) rightfully received from a third party, (iv) independently developed by the recipient party without use of the other party's information, (v) disclosed without similar restriction to a third party by the party owning the information, (vi) approved by the other party for disclosure, or (vii) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with prompt written notice of such requirement prior to any such disclosure.

    d. Both parties agree that during the term of this AGREEMENT and at all times thereafter they shall protect the confidentiality of all pricing and payment related terms associated with this AGREEMENT.

13. Limitation of Liability.

    a.  In the event of the loss or damage of any DATA on CREDIT
CONNECTION's computer(s) or in data transfers between the ABC COMPUTER(S), any CREDIT CONNECTION DEALERS' terminals/computers, and CREDIT CONNECTION's computer(s), due to a cause for which CREDIT CONNECTION is responsible, the sole remedy of ABC against CREDIT CONNECTION shall be to require CREDIT CONNECTION to allow ABC and the CREDIT CONNECTION DEALERS to re-enter the lost or damaged DATA on CREDIT CONNECTION's computer(s) without any additional fees accruing to CREDIT CONNECTION.

    b.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 13(a) ABOVE,
CREDIT CONNECTION'S LIABILITY TO ABC WITH RESPECT TO EACH CLAIM OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WILL BE LIMITED TO THE CHARGES ACTUALLY PAID BY ABC UNDER THIS AGREEMENT FOR THE TRANSACTION OR PERIOD OF TIME TO WHICH SUCH CLAIM OR CAUSE OF ACTION RELATES, PROVIDED THAT CREDIT CONNECTION'S LIABILITY ON EACH CLAIM OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AGGREGATE AMOUNT OF FEES AND CHARGES PAID BY ABC UNDER THIS AGREEMENT IN THE TWO (2) MONTHS PRECEDING THE ACCRUAL OF THE CLAIM OR CAUSE OF ACTION. IN NO EVENT WILL CREDIT CONNECTION BE LIABLE TO ABC FOR LOST PROFITS, LOST SAVINGS, LOSS OF USE, LOSS OF DATA (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT TO THE CONTRARY), OR FOR INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR FOR SIMILAR DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY THIRD PARTY CLAIM AGAINST ABC IN CONNECTION WITH OR CONCERNING THE SERVICE, OR ARISING OUT OF OR IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, EXCEPT FOR ANY CLAIM OF INFRINGEMENT FOR WHICH INDEMNIFICATION IS REQUIRED AS PROVIDED UNDER SECTION 9 ABOVE.

    c. CREDIT CONNECTION shall have no duty to verify the content or accuracy of, or in any manner to analyze, DATA. As such, CREDIT CONNECTION is not acting as a credit bureau reporting agency in and of itself, and ABC is to refer to the specific credit bureau(s) when making reference to the credit reporting. ABC will have full responsibility for any decisions and/or analyses in which the SERVICE or any DATA may be used or relied upon. Any reliance by ABC upon any DATA or the SERVICE shall not diminish that responsibility, and ABC agrees to hold CREDIT CONNECTION harmless from, and indemnify it against, all claims, expenses, losses or liabilities (including legal fees) in connection with any claim by any third party relating to any decisions or analyses made by ABC while using any DATA or the SERVICE.

14. ABC's Project Authority. At all times during the term of this AGREEMENT, ABC shall designate one person and one alternate to serve as ABC's primary contact and project authority on the INTERFACE and the





CREDIT CONNECTION (10/3/96)                                                    9
                         CONFIDENTIAL AND PROPRIETARY

SERVICE, and shall disclose the identities of such persons to CREDIT CONNECTION. The project authority and alternate will be authorized to make all decisions, to request and receive services from CREDIT CONNECTION, and to modify or waive the terms of this AGREEMENT on behalf of ABC. ABC may change the project authority and alternate at any time by written notice to CREDIT CONNECTION.

15. Miscellaneous.

    a.  Publicity.  ABC agrees to permit CREDIT CONNECTION to include
ABC's name in reference and user lists of LENDER SUBSCRIBERS for advertising and other promotional purposes. Other than as required by law, all advertisements, media releases, public announcements and public disclosures by either party, or their employees or agents, relating to this Agreement or the name of ABC, any ABC AFFILIATE, CREDIT CONNECTION, or any CREDIT CONNECTION affiliate, shall be coordinated with and approved by the other party prior to the release thereof.

    b. Entire Agreement. This AGREEMENT sets forth the entire agreement between the parties with respect to the subject matter hereof, and no party shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. This AGREEMENT supersedes all prior oral or written representations, agreements, promises, or other communications, concerning or relating to the subject matter of this AGREEMENT. No terms or conditions of any ABC purchase order or other form originated by ABC will be effective as a modification of the terms and conditions of this AGREEMENT. No changes to the terms and conditions of this Agreement will be considered valid unless the changes are mutually accepted by both parties.

    c. Modifications and Amendments; Waiver. Except as otherwise expressly provided in this AGREEMENT, this AGREEMENT may not be amended or modified except by a written agreement signed by authorized representatives of each party. The failure of CREDIT CONNECTION or ABC in any one or more instances to insist upon strict performance of any of the terms or provisions of this AGREEMENT will not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or provisions on any future occasion.

    d.  Sections Surviving Termination.  Sections 3(d), 5, 7(c), 9, 11,
12, 13, 15(i), 15(l), 15(m) of this AGREEMENT shall remain in effect following the termination of this AGREEMENT and shall be binding upon the parties thereafter.

    e. Headings. The captions to sections of this AGREEMENT are for convenience of reference only and do not in any way limit or amplify the terms or conditions hereof.

    f. Severability. If any provision of this AGREEMENT is held by a court of competent jurisdiction to be invalid or unenforceable, such provision or requirement will be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable and all other provisions and requirements of this AGREEMENT will remain in full force and effect.

    g. Force Majeure. Neither party shall be liable for damages for delay in performance hereunder arising out of causes beyond its control and without its fault or negligence, including, but not limited to, interruptions of telecommunications or network services provided by third parties, credit bureau outages or downtime, acts of God or the public enemy, governmental acts, fires, floods, epidemics, strikes, labor disturbances or freight embargoes (but not including delays caused by subcontractors or suppliers). Without limiting the generality of the foregoing, CREDIT CONNECTION shall not be liable for the failure of any CREDIT CONNECTION DEALER to access and utilize the SERVICE in any particular manner or to maintain its authorization with ABC or its subscription and license with CREDIT CONNECTION to use the SERVICE.

    h. Notices. Where notice, approval or similar action by either party is permitted or required by any provision of this AGREEMENT, such action shall not be unreasonably delayed or withheld. Any notice, demand or other communication required or permitted under the terms of this AGREEMENT shall be in writing and shall be made by Federal Express, Airborne Express, or other similar overnight delivery service, telegram, telex, facsimile or electronic





CREDIT CONNECTION (10/3/96)                                                  10
                         CONFIDENTIAL AND PROPRIETARY
transmitter or certified or registered mail, return receipt requested. A notice shall be deemed to be received by the addressee: one (1) business day after sending, if sent by Federal Express, Airborne Express, or other similar overnight delivery service; on the date of sending, if sent by telegram, telex, facsimile or electronic transmitter; and three (3) business days after mailing, if sent by certified or registered mail. Notices shall be addressed as follows:

    In the case of notices to ABC:


           ------------------------------------------------

           ------------------------------------------------

           ------------------------------------------------

           ------------------------------------------------
           Attn:  President (with a copy to General Counsel)

    In the case of notices to CREDIT CONNECTION:

           Credit Connection, L.L.C.
           5950 Symphony Woods Road, Suite 301
           Columbia, MD  21044
           Attn:  President (with a copy to General Counsel)

Any party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

    i. Limitation of Actions. No suit, action, or proceeding may be brought or instituted on or with respect to this AGREEMENT or any transaction hereunder more than five (5) years after the cause of action on which the suit is based accrued, unless otherwise limited by the applicable statute of limitations.

    j. Successors and Assigns. This AGREEMENT may not be assigned by either party without the prior written consent of the other party, and any attempted unauthorized assignment will be void; provided, however, that a party may assign this AGREEMENT to any of its affiliates upon prompt written notice to the other party. No assignment will relieve the assignor or the assignee of its obligations under this AGREEMENT. Notwithstanding the foregoing, either party may assign any of its rights and obligations under this AGREEMENT to the surviving corporation with or into which that party may merge or consolidate, or an entity to which that party transfers all, or substantially all, of its business and assets.

    k. Independent Contractors; Third Party Beneficiaries. CREDIT CONNECTION will perform all services under this AGREEMENT as an independent contractor and not an agent, employee, partner, or joint venturer of or with ABC or any CREDIT CONNECTION DEALER. Except for third parties whose software is incorporated into the SERVICE as provided in Section 3(e) above, no person or entity not a party hereto, including but not limited to CREDIT CONNECTION DEALERS, will be deemed to be a third party beneficiary of this AGREEMENT or any provision hereof.

    l. Hiring Restriction. Each party agrees that, during the term of this AGREEMENT and for twenty-four (24) months thereafter, neither it nor any of its subsidiaries or affiliates shall, except with the prior written consent of the other party, offer employment to or employ any person employed then or within the preceding twenty-four (24) months by the other party (including any of that party's subsidiaries or affiliates).

    m. Governing Law; Jurisdiction. This AGREEMENT will be governed by and construed and enforced in accordance with the laws of the State of Maryland, exclusive of its choice of law rules and without application of the rule of contract construction that ambiguities in a contract are construed against the interests of the party drafting the contract. The parties consent to the jurisdiction of the courts of the State of Maryland, and the United States District Court for the District of Maryland, as to any issues related to this AGREEMENT, including the validity, enforceability, or interpretation thereof, which require judicial resolution.





CREDIT CONNECTION (10/3/96)                                                  11
                         CONFIDENTIAL AND PROPRIETARY

    n. Explanatory Statement, Definitions and Exhibits. The Explanatory Statement and definitions set forth at the top of this AGREEMENT and the exhibits referred to in the text of this AGREEMENT, as they may be modified in according with the terms hereof, are incorporated by reference herein and shall constitute substantive parts of this AGREEMENT. As of the EFFECTIVE DATE, this AGREEMENT includes the following exhibits:

    Exhibit A:   LENDER Support Document
    Exhibit B:   Schedule of Fees, Charges and CREDITS (Credit Applications from
                 CREDIT CONNECTION DEALERS)


IN WITNESS WHEREOF, the parties hereto have signed and affixed their seals to this AGREEMENT effective as of the day and year first written above.


CREDIT CONNECTION, L.L.C.                 ABC Bank




-------------------------------           -----------------------------------
Signature                                 Signature



-------------------------------           -----------------------------------
Print Name/Title                          Print Name/Title



-------------------------------           -----------------------------------
Date                                      Date




CREDIT CONNECTION (10/3/96)                                                  12
                         CONFIDENTIAL AND PROPRIETARY

                                   Exhibit A
                            LENDER SUPPORT DOCUMENT


ORGANIZATION

CREDIT CONNECTION will utilize a three (3) tiered customer support hierarchy. All calls from participating CREDIT CONNECTION LENDERS ("LENDERS") and CREDIT CONNECTION DEALERS ("DEALERS") will enter through an 800 number and the calls will be sequenced by the AT&T telephone system to the next available help desk person. The caller may be issued a pre-recorded message depending on the nature of the call.

Incoming calls will be answered by the CREDIT CONNECTION help desk first. After the initial help desk diagnosis, unresolved problems will be passed to technical support for further diagnosis and resolution. Technical support will also initiate calls to third party providers as needed for such issues as telecommunications problems or hardware malfunctions.



When notifying CREDIT CONNECTION, the following information should be available:

-   Institution ID, User ID of user who encountered the problem

-   Application number

-   Station or screen where problem occurred

-   Exact error message and error number, if available

-   Detailed description of problem

This information is very important for CREDIT CONNECTION to ensure a quick and accurate resolution.

SUPPORT CATEGORIES

There are several categories of support supplied by the CREDIT CONNECTION staff.

LENDER INSTALLATION SUPPORT

During and immediately after the installation of the SERVICE at a LENDER, the following kinds of support will be available:

- Supply to the LENDER relevant SERVICE information, CompuServe User Identification Code (UIC) and other information required to have the LENDER complete installation.

-   Assist the LENDER's installation staff to install the SERVICE.

-   Setup the LENDER on the SERVICE.

-   Test the LENDER's connection with CompuServe.

-   Test the LENDER's configuration with the SERVICE.

-   Test a simulated DEALER connection with the LENDER.

-   Follow-up on additional training issues through the help desk.





Credit Connection (7/23/96)

ONGOING LENDER SUPPORT

After the installation phase the following types of support are available through the CREDIT CONNECTION help desk:

-   LENDER is not receiving applications.

-   LENDER is receiving corrupted data from the SERVICE.

-   The level of activity has decreased but not stopped.

-   LENDER cannot send responses to the SERVICE.

-   LENDER begins receiving faxed applications from DEALER(s).

- LENDER is not getting proper or timely responses from DEALER(s), credit bureaus or other remote sites.

-   Link to the SERVICE is down.


DEALER INSTALLATION SUPPORT

During and immediately following the installation of a new DEALER onto the SERVICE the following kinds of support will be available:

- Provide the LENDER and DEALER with the information required to setup the DEALER on the SERVICE (DEALER #, Compuserve UIC).

-   Assist setup of the DEALER's configuration.

-   Test the DEALER's connection with CompuServe.

-   Test the DEALER's configuration with the SERVICE.

-   Test the DEALER's connection with the LENDER.

-   Follow-up on additional training issues through the help desk.


ONGOING DEALER SUPPORT

After the installation phase the following types of support are available through the CREDIT CONNECTION help desk:

-   DEALER cannot startup the terminal.

-   DEALER cannot connect to CompuServe.

- DEALER cannot log into the SERVICE because of problems or is no longer a subscriber to the SERVICE.

-   DEALER is disconnected from the SERVICE.

-   DEALER needs training to perform a new function.

-   DEALER cannot enter or process an application properly.

- DEALER is not getting proper or timely responses from LENDER, credit bureaus or other remote sites.

-   DEALER cannot process the statistical reports properly.





Credit Connection (7/23/96)                                     Exhibit A--Page2

PROBLEM DIAGNOSIS & ESCALATION PROCEDURES

CREDIT CONNECTION will take all reasonable steps to correct the failure of the SERVICE to operate substantially in accordance with its DOCUMENTATION and will provide updates, corrections, new releases and modifications of the SERVICE.

CREDIT CONNECTION will use its best efforts to resolve critical SERVICE Program Errors in order to minimize business interruption on the part of Licensee. Business critical Program Errors involve errors such as an inability to call credit bureaus, a database is down and/or unavailable for use, loans cannot be entered into the SERVICE or decisioned, or comparable problems with the SERVICE. CREDIT CONNECTION reserves the right to determine, in its good faith judgment, the priority and criticality of Program Errors reported by Licensee.

CREDIT CONNECTION defines three types of support calls to prioritize responses. In each case, CREDIT CONNECTION will take all reasonable steps to correct problems and address concerns.

Priority A

- Indicates that a problem has effectively interrupted the LENDER's business to the degree that the LENDER is unable to operate or function. Priority A problems will be addressed immediately on a best efforts basis.

Priority B

- Indicates that the SERVICE is operating at less than its full functionality and the LENDER's business is moderately affected. Priority B problems will be addressed during normal business hours.

Priority C

- Indicates that the operation of the SERVICE has an identifiable problem but the LENDER's business is only slightly affected. Priority C problems will be resolved within a mutually established time frame.


 PROBLEM                                        POINT OF CONTACT           DIAGNOSIS & ESCALATION PROCEDURES
 CREDIT CONNECTION terminal/communication       CREDIT CONNECTION          1. CREDIT CONNECTION Customer
 equipment at DEALER site non-functional        Help Desk                     Support
                                                                           2. Technical Support
                                                                           3. Local 3rd party support will be
                                                                              dispatched by Technical Support if
                                                                              required

 CompuServe not responding (no login to         CREDIT CONNECTION          1. CREDIT CONNECTION Customer
 CompuServe or the SERVICE)                     Help Desk                     Support
                                                                           2. Technical Support
                                                                           3. CompuServe Help Desk


 Login to CompuServe but not the SERVICE        CREDIT CONNECTION          1. CREDIT CONNECTION Customer
                                                Help Desk                     Support
                                                                           2. Technical Support


 CREDIT CONNECTION Software Application         CREDIT CONNECTION          1. CREDIT CONNECTION Customer
 Problems                                       Help Desk                     Support
                                                                           2. Technical Support

 The SERVICE cannot deliver/receive data        CREDIT CONNECTION          1. CREDIT CONNECTION Customer
 with/from LENDER                               Help Desk                     Support
                                                                           2. Technical Support
                                                                           3. CompuServe Help Desk (if network)





Credit Connection (7/23/96)                                    Exhibit A--Page3

CREDIT CONNECTION is not required to perform corrective maintenance to malfunctions of the SERVICE caused by the following:

-   LENDER's modifications to the SERVICE

- LENDER's failure to use enhancements or error corrections or to operate according to the most recently distributed SERVICE DOCUMENTATION.

-   Misuse of the SERVICE.

- Problems with non-CREDIT CONNECTION provided hardware, network, operating system software, or other third-party software.

- Failure to use the SERVICE in accordance with the terms of the LENDER's CREDIT CONNECTION AGREEMENT.

- Use of the SERVICE with non-CREDIT CONNECTION software/hardware or in an operating environment outside of the environment recommended by CREDIT CONNECTION


HOURS OF OPERATION(1)


 Monday through Friday               6:00 AM  to  10:00 PM
 Saturday                            7:00 AM  to   9:30 PM
 Sunday                             11:00 AM  to   8:00 PM

 Closed                             Easter and Christmas




 (1) All times are Eastern Time


 Administrative functions such as DEALER and LENDER additions, deletions or changes should occur Monday through Friday from 9AM-5PM.





Credit Connection (7/23/96)                                     Exhibit A--Page4

                                   Exhibit B

                     SCHEDULE OF FEES, CHARGES AND CREDITS

              (Credit Applications from CREDIT CONNECTION DEALERS)


The following fees, charges and credits shall apply to ABC's subscription to the SERVICE:

FEES AND CHARGES

1. ABC shall pay to CREDIT CONNECTION a monthly subscription/licensing fee of ___________ Dollars ($_______) for each calendar month or part of a calendar month that the AGREEMENT remains in effect, invoiced monthly and due thirty (30) days after the date of the invoice.

2. For the purposes of this Exhibit B, an "Application Transmission" is defined as the transmission of a credit application by means of the SERVICE to a LENDER. ABC shall pay to CREDIT CONNECTION a ___ dollar ($____) fee for each Application Transmission to ABC or any ABC AFFILIATE. CREDIT CONNECTION shall invoice ABC monthly for such fees, which shall be due thirty (30) days after receipt of the invoice.

3. ABC shall pay CREDIT CONNECTION's then current time and materials rates (unless otherwise agreed) for any additional services provided by CREDIT CONNECTION at ABC's request.

4. ABC shall be solely responsible for all taxes and duties, federal, state or otherwise imposed, resulting from this AGREEMENT or based upon amounts payable hereunder (exclusive of taxes based upon the net income of CREDIT CONNECTION) or upon ABC's or any ABC AFFILIATE's license or use of the SERVICE and/or the MARK.

5. ABC shall pay CREDIT CONNECTION an interface implementation fee of $________ which (1) includes interface installation and implementation related support, and (2) the purchase price of a CREDIT CONNECTION PC server.


CREDITS

ABC shall be entitled to a credit of $____ for each Application Transmission initiated by an ABC Dealer to a LENDER (an "Application Transmission Credit"). For the purposes of this Exhibit B, an ABC Dealer is any CREDIT CONNECTION DEALER (1) which is enrolled as a subscriber to the SERVICE by ABC (including ABC obtaining the CREDIT CONNECTION DEALER's execution of a standard Credit Connection Dealer Subscription Agreement) and (2) with which ABC assists CREDIT CONNECTION in providing initial training and on-going support throughout the term of the Credit Connection Dealer Subscription Agreement.

The ____ dollar ($_____) Application Transmission Credit shall apply to each Application Transmission from an ABC Dealer to a LENDER, regardless of whether the Application Transmission is sent to ABC or any ABC AFFILIATE. By way of example, if an ABC Dealer sends an Application Transmission to ABC and to two
(2) other LENDERS, ABC shall be entitled to a total of _____ dollars ($____) in Application Transmission Credits. If an ABC Dealer sends an Application Transmission to a total of three (3) LENDERS, none of which includes ABC, ABC still shall be entitled to a total of ____ dollars ($___) in Application Transmission Credits.

The Application Transmission Credit program specified under this "CREDITS" section shall not apply to any credit applications transmitted by means of the SERVICE by automobile superstores ("SUPERSTORES"), as opposed to traditional franchise automobile dealerships. SUPERSTORES include business operations such as CARmax, AutoNation, Car America, Car Choice, Drivers Mart, or other similar companies, including automobile retailers

Credit Connection (10/2/96)                         Confidential and Proprietary
which conduct sales through mass merchandising and/or non-dealer related marketing activities like direct marketing.

The Application Transmission Credit program specified under this "CREDITS" section shall not apply for any credit applications originated from CREDIT CONNECTION DEALERS that have been enrolled in the SERVICE by, or that are receiving SERVICE related training and/or support from, a CREDIT CONNECTION value added reseller partner (a "VAR"). A VAR includes any entity (1) that is in the business of providing automated systems relating to dealership management and operations (e.g., any finance and insurance vendor), and (2) with which CREDIT CONNECTION establishes a value added marketing arrangement. CREDIT CONNECTION DEALERS shall have discretion in electing whether to obtain SERVICE related training and support from ABC or a VAR. In the event that any CREDIT CONNECTION DEALER which ABC has enrolled and for which ABC has been providing support elects to receive on-going support instead from a VAR, ABC shall cease earning Application Transmission Credits with respect to such CREDIT CONNECTION DEALER as of the date that such VAR assumes support for the CREDIT CONNECTION DEALER.

ABC's Application Transmission Credits shall be applied against the monthly subscription and licensing fee and the Application Transmission fees owed by ABC.

CREDIT CONNECTION shall be responsible for collection efforts related to any ABC Dealer which refuses or fails to pay to CREDIT CONNECTION any Application Transmission fees owed. Based on the refusal or failure of an ABC Dealer to pay for Application Transmission fees owed, and CREDIT CONNECTION's non-collection of such fees, CREDIT CONNECTION reserves the right to adjust the amount of Application Transmission Credits credited to ABC. The result of such adjustment shall be that ABC shall not receive a $____ Application Transmission Credit when a $____ Application Transmission fee has not been collected by CREDIT CONNECTION.


THIRD PARTY FEES AND CHARGES

ABC shall be responsible for paying all charges and costs of third party products and services which ABC orders or procures in connection with the SERVICE. Such payment shall be made by ABC in accordance with the applicable payment terms relating to such third party products and services.







Credit Connection (10/2/96)                                    Exhibit B--Page 2
                               Confidential and Proprietary